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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 25, 1999, in post-effective amendment No. 1 to the Registration Statement (Form SB-2, No. 333-75895) and the related Prospectus of Notify Technology Corporation for the registration of 425,000 redeemable Class A warrants, and the 425,000 shares of Common Stock underlying the Class A warrants.


                                                           /s/ Ernst & Young LLP

San Jose, California

April 11, 2000